Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, WA 98104 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
January 28, 2013	Media: Kathy Budinick 1-888-467-3751

Plum Creek Reports Improved Results for Fourth Quarter and Full Year 2012

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced fourth quarter earnings of $79 million, or $0.49 per diluted share, on revenues of $354 million. Earnings for the fourth quarter of 2011 were $61 million, or $0.38 per diluted share, on revenues of $315 million.

Earnings for the full year of 2012 were $203 million, or $1.25 per diluted share, on revenues of $1.34 billion. Earnings for the full year of 2011 were $193 million, or $1.19 per diluted share, on revenues of $1.17 billion.

“We were able to post a five percent growth in full-year net income, ending 2012 on a strong note,” said Rick Holley, president and chief executive officer. “We exceeded our initial expectations for the fourth quarter, benefitting from continued strong demand for well-managed timberlands. In 2012 we grew adjusted EBITDA to $530 million, or an increase of 19 percent, exceeding our goal for the year.

“During the year, we continued to position ourselves to benefit from the emerging recovery in residential construction. We've worked closely with logging contractors over the past several years to ensure we are in preferred positions to serve the growing demand from our traditional customers as well as emerging bioenergy customers.

“We maintained our capital discipline. We sold non-strategic timberlands when we could lock-in very attractive returns for those properties today. We also invested more than $195 million in timber and non-timber resources that will add to our earnings and cash flow for years to come. Financially we're in great shape to take advantage of opportunities to grow the long-term value of Plum Creek.

“We're excited about the prospects for continued recovery and growth in 2013 and expect that the opportunities beyond are even more compelling. Over the past year, housing has moved from being a drag on the economy to being a bright spot. We are seeing improving demand for lumber and wood panels that is expected to translate into higher demand and pricing for logs in 2013.”

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Exhibit 99.1

Summary of 2012 Results

The company reported $281 million in operating income for 2012, $6 million higher than 2011's $275 million operating income. Profit improvement in the timber and manufacturing businesses were partially offset by lower income from the real estate segment.

The company's timber resource segments reported a combined $110 million of operating income for 2012, up $12 million from 2011's level. Sawlog prices were largely unchanged from year to year while pulpwood prices increased approximately $1 per ton in both the Northern and Southern regions. The company's harvest level of 17.9 million tons was 13 percent higher than the 2011 harvest of 15.8 million tons. In the North, the total harvest grew nearly 190,000 tons, or 5 percent. In the South, the total harvest grew approximately 1.9 million tons, a 17 percent increase in harvest volume compared to 2011. The company's early 2012 timber deed acquisition contributed approximately 650,000 tons of the increase.

In the Real Estate segment, the company reported revenue of $352 million in 2012 and $301 million in 2011. Operating income was $187 million during 2012 compared with $195 million during 2011. Per acre values of the various land types sold were consistent with those realized for the past four years. The decline in operating margin in the segment was due entirely to higher-than-typical book basis of the land sold during 2012.

Operating income from the company's Manufacturing segment was $29 million, nearly double the $15 million reported in 2011. Product prices in each of the segment's product lines increased between three and ten percent when compared to 2011 prices. Sales volumes for plywood and Medium Density Fiberboard (MDF) increased 16 percent and 24 percent respectively while lumber sales volumes were largely unchanged.

Review of Quarterly Operations

The Northern Resources segment reported operating profit of $5 million for the fourth quarter, compared to a $7 million profit reported in the fourth quarter of 2011. As planned, the company's fourth quarter harvest volumes were lower than those of the same period of 2011. The eleven percent lower harvest volumes combined with temporarily higher road expenses offset the benefit of slightly higher prices for both sawlogs and pulpwood experienced in the fourth quarter of 2012.

The Southern Resources segment reported fourth quarter operating profit of $24 million, an increase of $5 million from the fourth quarter of 2011. Average pulpwood prices have increased approximately $2 per ton, or 16 percent, compared to the fourth quarter of 2011 as strong demand from pulp and paper customers and recovering demand from Oriented Strandboard (OSB) producers have kept pressure on the resource throughout the region. The company increased its pulpwood harvest approximately 10 percent over fourth quarter 2011 levels to serve customer needs and capture attractive pricing. Southern sawlog prices were unchanged from their fourth quarter 2011 level. The 5 percent increase in the fourth quarter sawlog harvest came exclusively from the timber deed acquired in the first quarter of 2012.

The Real Estate segment reported revenue of $109 million and operating profit of $74 million in the fourth quarter of 2012. The segment reported $93 million of revenue and $61 million of operating profit for the fourth quarter of 2011. The company sold approximately 47,000 acres of land in the fourth quarter of 2012. Sales included an approximately 16,600 acre large, non-strategic sale of western Oregon timberlands for $58 million, or $3,500 per acre. The balance of the properties sold consisted of 9,700 acres of rural recreation lands that captured approximately $1,950 per acre, approximately 3,550 acres of

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Exhibit 99.1

conservation lands sold for more than $2,250 per acre, and 17,100 acres of lower productivity, non-strategic properties captured $1,365 per acre.

The Manufacturing segment reported operating profit of $7 million for the fourth quarter of 2012, up $4 million from the same period of 2011. Prices for lumber, plywood, and MDF were higher than fourth quarter 2011 levels. Plywood prices in particular were up nearly 19 percent from their fourth quarter 2011 level while lumber and MDF prices increased more modestly, one and four percent respectively. Lumber sales volumes were similar to those of the fourth quarter of 2011, while plywood and MDF sales volumes improved nine percent and 25 percent, respectively.

Fourth Quarter Debt Issue
As previously announced, during the fourth quarter the company issued $325 million of 3.25% senior unsecured notes due 2023.

Outlook
Lumber, plywood, and OSB customers are anticipating continued demand growth in 2013 as residential construction activity continues to recover and housing starts approach 1 million units for the first time since 2007. As sawlog customers increase production to meet this demand growth, the company expects sawlog prices to improve. Pulpwood demand from pulp and paper mills throughout the nation remains very good and recovering demand from OSB producers and emerging demand from wood pellet producers are expected to result in improved pulpwood prices in the South and continued attractive prices in the North.
The company plans to harvest between 17.5 and 18.0 million tons of timber this year, similar to 2012's 17.9 million ton harvest. While the total harvest volume is expected to be largely unchanged, the company expects to shift the mix of its harvest during 2013 as sawlog demand and pricing improves.
Improving consumer confidence and continued interest in hard asset investments is expected to provide a solid foundation for rural real estate activity, particularly in the Gulf South and Lake State regions. Real Estate segment sales for the year are expected to be between $250 million and $300 million with land basis expense between 30 and 35 percent of sales. First quarter sales are expected to be between $80 and $85 million.
Lumber, specialty plywood and MDF markets are expected to remain strong and grow further in the coming year. As a result, Manufacturing segment results are expected to continue to improve in 2013.

Third-party interest expense in 2013 is expected to be approximately $80 million; about $2 million lower than 2012's expense.

Reflecting all of these factors, the company expects 2013 income to be between $1.25 and $1.50 per share. The company expects to report first quarter income between $0.28 and $0.33 per share.

“We expect improving results from our timber resource and manufacturing businesses in 2013,” continued Holley. “We expect real estate sales to moderate as we do not expect to repeat the relatively high level of large, non-strategic timberland sales concluded in 2012.

“The management team and I are as excited about the future at Plum Creek as we have ever been. Recovering demand and the structural changes to timber supply and demand in North America are setting the table for excellent growth in the coming years. Years of thoughtful, disciplined capital allocation have positioned us to benefit tremendously as these shifts in the marketplace occur. We have an unmatched

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Exhibit 99.1

asset base, strong balance sheet and excellent financial flexibility, all the tools required to continue our disciplined approach to long-term value creation for our shareholders,” concluded Holley.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Jan. 28, at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek's Internet site at www.plumcreek.com by clicking on the “Investors” link.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek's earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek's earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 31584649.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek's website at www.plumcreek.com.

###

Plum Creek is one of the largest landowners in the nation and the most geographically diverse, with approximately 6.4 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest. For more information, visit www.plumcreek.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Year Ended December 31,
	2012	2011
REVENUES:
Timber	$641	$572
Real Estate	352	301
Manufacturing	324	273
Other	22	21
Total Revenues	1,339	1,167

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	498	445
Real Estate	157	92
Manufacturing	286	250
Other	2	2
Total Cost of Goods Sold	943	789
Selling, General and Administrative	116	106
Total Costs and Expenses	1,059	895

Other Operating Income (Expense), net	1	3

Operating Income	281	275

Equity Earnings from Timberland Venture	59	56

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	82	81
Interest Expense (Note Payable to Timberland Venture)	58	58
Total Interest Expense, net	140	139

Income before Income Taxes	200	192

Provision (Benefit) for Income Taxes	(3)	(1)

Net Income	$203	$193

PER SHARE AMOUNTS:

Net Income per Share – Basic	$1.25	$1.19
Net Income per Share – Diluted	$1.25	$1.19

Weighted-Average Number of Shares Outstanding
– Basic	161.5	161.7
– Diluted	161.9	162.0

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Quarter Ended December 31,
	2012	2011
REVENUES:
Timber	$161	$151
Real Estate	109	93
Manufacturing	78	65
Other	6	6
Total Revenues	354	315

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	124	118
Real Estate	33	24
Manufacturing	69	60
Other	1	1
Total Cost of Goods Sold	227	203
Selling, General and Administrative	30	29
Total Costs and Expenses	257	232

Other Operating Income (Expense), net	—	—

Operating Income	97	83

Equity Earnings from Timberland Venture	17	12

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	21	20
Interest Expense (Note Payable to Timberland Venture)	15	15
Total Interest Expense, net	36	35

Income before Income Taxes	78	60

Provision (Benefit) for Income Taxes	(1)	(1)

Net Income	$79	$61

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.49	$0.38
Net Income per Share – Diluted	$0.49	$0.38

Weighted-Average Number of Shares Outstanding
– Basic	161.7	161.4
– Diluted	162.2	161.6

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	December 31, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and Cash Equivalents	$356	$254
Accounts Receivable	22	28
Inventories	49	48
Deferred Tax Asset	7	5
Assets Held for Sale	61	103
Other Current Assets	13	15
	508	453

Timber and Timberlands, net	3,363	3,365
Mineral Rights, net	87	12
Property, Plant and Equipment, net	127	138
Equity Investment in Timberland Venture	204	201
Deferred Tax Asset	19	18
Investment in Grantor Trusts (at Fair Value)	39	36
Other Assets	37	36
Total Assets	$4,384	$4,259

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$248	$352
Line of Credit	104	348
Accounts Payable	26	25
Interest Payable	26	26
Wages Payable	29	20
Taxes Payable	9	9
Deferred Revenue	23	27
Other Current Liabilities	7	8
	472	815

Long-Term Debt	1,815	1,290
Note Payable to Timberland Venture	783	783
Other Liabilities	91	108
Total Liabilities	3,161	2,996

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 162.0 at December 31, 2012 and 161.3 at December 31, 2011	2	2
Additional Paid-In Capital	2,288	2,261
Retained Earnings (Accumulated Deficit)	(97)	(28)
Treasury Stock, at Cost, Common Shares – 26.9 at December 31, 2012 and 26.9 at December 31, 2011	(938)	(937)
Accumulated Other Comprehensive Income (Loss)	(32)	(35)
Total Stockholders’ Equity	1,223	1,263
Total Liabilities and Stockholders’ Equity	$4,384	$4,259

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
(In Millions)	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$203	$193
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	114	96
Basis of Real Estate Sold	138	77
Equity Earnings from Timberland Venture	(59)	(56)
Distributions from Timberland Venture	56	56
Deferred Income Taxes	(3)	—
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(8)	11
Timber Deed Acquired	(98)	(5)
Pension Plan Contributions	(20)	(3)
Working Capital Changes Impacting Cash Flow:
Income Tax Receivable	—	(1)
Other Working Capital Changes	15	(7)
Other	15	13
Net Cash Provided By Operating Activities	353	374

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(72)	(70)
Timberlands Acquired	(18)	(89)
Mineral Rights Acquired	(76)	(12)
Other	(1)	—
Net Cash Used In Investing Activities	(167)	(171)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(272)	(272)
Borrowings on Line of Credit	1,843	1,921
Repayments on Line of Credit	(2,087)	(1,739)
Proceeds from Issuance of Long-Term Debt	773	—
Debt Issuance Costs	(5)	—
Principal Payments and Retirement of Long-Term Debt	(353)	(95)
Proceeds from Stock Option Exercises	18	10
Acquisition of Treasury Stock	(1)	(26)
Net Cash Used In Financing Activities	(84)	(201)

Increase (Decrease) In Cash and Cash Equivalents	102	2
Cash and Cash Equivalents:
Beginning of Period	254	252

End of Period	$356	$254

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended December 31,
(In Millions)	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$79	$61
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	27	26
Basis of Real Estate Sold	27	20
Equity Earnings from Timberland Venture	(17)	(12)
Deferred Income Taxes	(2)	(2)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(2)	(3)
Timber Deed Acquired	—	(5)
Pension Plan Contributions	(10)	—
Working Capital Changes	10	(8)
Other	4	3
Net Cash Provided By Operating Activities	116	80

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(20)	(27)
Timberlands Acquired	—	(13)
Mineral Rights Acquired	(76)	—
Net Cash Used In Investing Activities	(96)	(40)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(68)	(68)
Borrowings on Line of Credit	131	824
Repayments on Line of Credit	(378)	(778)
Proceeds from Issuance of Long-Term Debt	323	—
Debt Issuance Costs	(2)	—
Principal Payments and Retirement of Long-Term Debt	(3)	(46)
Proceeds from Stock Option Exercises	13	1
Acquisition of Treasury Stock	—	(10)
Net Cash Provided By (Used In) Financing Activities	16	(77)

Increase (Decrease) In Cash and Cash Equivalents	36	(37)
Cash and Cash Equivalents:
Beginning of Period	320	291

End of Period	$356	$254

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Year Ended December 31,
(In Millions)	2012	2011
Revenues:
Northern Resources	$246	$233
Southern Resources	417	359
Real Estate	352	301
Manufacturing	324	273
Other	22	21
Eliminations	(22)	(20)
Total Revenues	$1,339	$1,167

Operating Income (Loss):
Northern Resources	$20	$24
Southern Resources	90	74
Real Estate	187	195
Manufacturing	29	15
Other (A)	19	21
Other Costs and Eliminations, net	(64)	(54)
Total Operating Income	$281	$275

Adjusted EBITDA by Segment: (B)
Northern Resources	$46	$50
Southern Resources	157	125
Real Estate	326	274
Manufacturing	44	28
Other	20	21
Other Costs and Eliminations, net	(63)	(52)
Total	$530	$446

(A) During 2011, the company received a payment of $2 million for the settlement of a dispute that related to certain mineral rights. This amount is reported as Other Operating Gain/(Loss) in our Other Segment and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended December 31,
(In Millions)	2012	2011
Revenues:
Northern Resources	$61	$66
Southern Resources	105	93
Real Estate	109	93
Manufacturing	78	65
Other	6	6
Eliminations	(5)	(8)
Total Revenues	$354	$315

Operating Income (Loss):
Northern Resources	$5	$7
Southern Resources	24	19
Real Estate	74	61
Manufacturing	7	3
Other	5	5
Other Costs and Eliminations, net	(18)	(12)
Total Operating Income	$97	$83

Adjusted EBITDA by Segment: (A)
Northern Resources	$11	$14
Southern Resources	39	33
Real Estate	101	82
Manufacturing	11	6
Other	6	5
Other Costs and Eliminations, net	(18)	(11)
Total	$150	$129

(A) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

Plum Creek Timber Company, Inc
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding equity method earnings, and before interest, taxes, depreciation, depletion, amortization, and basis in lands sold. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in lands sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Year Ended December 31, 2012

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$20	$26	$—	$46
Southern Resources	90	67	—	157
Real Estate	187	1	138	326
Manufacturing	29	15	—	44
Other	19	1	—	20
Other Costs and Eliminations	(65)	1	—	(64)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$281	$111	$138	$530

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	59
Interest Expense	(140)
(Provision) Benefit for Income Taxes	3
Net Income	$203

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$353
Interest Expense				140
Amortization of Debt Costs				(3)
Provision / (Benefit) for Income Taxes				(3)
Distributions from Timberland Venture				(56)
Deferred Income Taxes				3
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				8
Timber Deed Acquired				98
Pension Plan Contributions				20
Working Capital Changes				(15)
Other				(15)
Adjusted EBITDA				$530

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Year Ended December 31, 2011

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$24	$26	$—	$50
Southern Resources	74	51	—	125
Real Estate	195	2	77	274
Manufacturing	15	13	—	28
Other	21	—	—	21
Other Costs and Eliminations	(55)	2	—	(53)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$275	$94	$77	$446

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	56
Interest Expense	(139)
(Provision) Benefit for Income Taxes	1
Net Income	$193

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$374
Interest Expense				139
Amortization of Debt Costs				(2)
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				(56)
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				(11)
Timber Deed Acquired				5
Pension Plan Contributions				3
Working Capital Changes				8
Other				(13)
Adjusted EBITDA				$446

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended December 31, 2012

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$5	$6	$—	$11
Southern Resources	24	15	—	39
Real Estate	74	—	27	101
Manufacturing	7	4	—	11
Other	5	1	—	6
Other Costs and Eliminations	(18)	—	—	(18)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$97	$26	$27	$150

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	17
Interest Expense	(36)
(Provision) Benefit for Income Taxes	1
Net Income	$79

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$116
Interest Expense				36
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				—
Deferred Income Taxes				2
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				2
Timber Deed Acquired				—
Pension Plan Contributions				10
Working Capital Changes				(10)
Other				(4)
Adjusted EBITDA				$150

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended December 31, 2011

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$7	$7	$—	$14
Southern Resources	19	14	—	33
Real Estate	61	1	20	82
Manufacturing	3	3	—	6
Other	5	—	—	5
Other Costs and Eliminations	(12)	1	—	(11)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$83	$26	$20	$129

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	12
Interest Expense	(35)
(Provision) Benefit for Income Taxes	1
Net Income	$61

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$80
Interest Expense				35
Amortization of Debt Costs				—
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				—
Deferred Income Taxes				2
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				3
Timber Deed Acquired				5
Pension Plan Contributions				—
Working Capital Changes				8
Other				(3)
Adjusted EBITDA				$129

(1) Includes reconciling items not allocated to segments for financial reporting purposes.